UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

April 21, 2017

Date of Report (Date of Earliest Event Reported)

UNI-PIXEL, INC.

(Exact Name of Small Business Issuer as Specified in Its Charter)

DELAWARE	001-34998	75-2926437
(State or Other Jurisdiction of	(Commission	(I.R.S. Employer
Incorporation or Organization)	File Number)	Identification No.)

4699 Old Ironsides Drive, Suite 300

Santa Clara, California 95054

(Address of Principal Executive Offices)

(281) 825-4500

(Issuer’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

On April 21, 2017, a holder of shares of Series A-1 Convertible Preferred Stock, par value $0.001 per share (the “Series A-1 Preferred Stock”) of Uni-Pixel, Inc. (the “Company”) delivered to the Company, in accordance with the terms of the Company’s Certificate of Designations of Preferences, Rights and Limitations of Series A-1 Preferred Stock (the “Series A-1 Certificate of Designations”), a Conversion Notice (as defined in the Series A-1 Certificate of Designations) for the conversion of the Series A-1 Preferred Stock into shares of the Company’s common stock, par value $0.001 per share (the “Common Stock”) (the “Conversion”) at an Alternate Conversion Price (as defined in the Series A-1 Certificate of Designations) of $0.749022 per share of Common Stock.

As a result of the Conversion at the Alternate Conversion Price, an adjustment to the exercise price of the Company’s warrants issued in November 2015 (the “November 2015 Warrants”) has occurred pursuant to the terms of such warrants, reducing the exercise price of these November 2015 Warrants from $0.95 to $0.749022 per share. In addition, pursuant to the terms of the November 2015 Warrants, the 14,558,468 shares that would be received upon the exercise of the November 2015 Warrants increases to 18,464,804 shares. Therefore, pursuant to the terms of the November 2015 Warrants, the Company is required to have 18,464,804 shares of Common Stock reserved for exercise of the November 2015 Warrants, of which 14,558,468 shares were reserved prior to the Conversion, or an increase of 3,906,336 shares. The Company only has 1,549,749 shares of Common Stock authorized that it can reserve for the increase in the November 2015 Warrants, which are 2,356,587 shares short of our required amount.

Because the November 2015 Warrants requires the Company to reserve 100% of the shares of Common Stock issuable upon exercise of such warrants, failure to do so constitutes an “Authorized Share Failure” under the terms of the November 2015 Warrants. As a result, the November 2015 Warrants requires that as soon as practicable after the date of the occurrence of the Authorized Share Failure, but in no event later than 60 days after such occurrence, the Company shall hold a meeting of its stockholders for the approval of an increase in the number of authorized shares of Common Stock. In connection with such meeting, the Company shall provide each stockholder with a proxy statement and shall use its best efforts to solicit its stockholders’ approval of such increase in authorized shares of Common Stock and to cause its board of directors to recommend to the stockholders that they approve such proposal. The Company’s annual stockholder meeting currently scheduled for May 18, 2017 has an agenda item in which the Company will seek stockholder approval of an increase in the number of authorized shares of the Company’s Common Stock in an amount that is sufficient to resolve the Authorized Share Failure.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: April 24, 2017	By:	/s/ Christine Russell
Christine Russell, Chief Financial Officer